UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

RYMAN HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13079 (Commission File Number)	73-0664379 (I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee (Address of principal executive offices)	37214 (Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On June 6, 2023, Ryman Hospitality Properties, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC as representatives (collectively, the “Representatives”) of the underwriters listed in Schedule 1 of the Underwriting Agreement (the “Underwriters”), providing for the issuance and sale by the Company of 3,850,000 shares of the Company’s common stock, par value $0.01 per share (the “common stock”), at a purchase price to the public of $93.25 per share, less underwriting discounts and commissions, in a registered public offering (the “offering”). In addition, pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “option”) to purchase up to an additional 577,500 shares of common stock on the same terms. On June 7, 2023, the Underwriters exercised the option in full. The offering, including the issuance and sale of the additional shares of common stock under the option, closed on June 9, 2023. The net proceeds to the Company, after deducting Underwriters’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $396 million.

The common stock was offered and sold pursuant to a final prospectus supplement, dated June 6, 2023, a preliminary prospectus supplement, dated June 5, 2023, and a base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File Number 333-272429), dated June 5, 2023.

The Underwriting Agreement includes representations, warranties and covenants by the Company customary for agreements of this nature. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the common stock and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A copy of the opinion of Bass, Berry & Sims PLC with respect to the validity of the shares of common stock is attached hereto as Exhibit 5.1.

Relationships

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Underwriters and/or their affiliates have been, may be, or are lenders and/or agents under one or more of our credit facilities. BofA Securities, Inc. acted as exclusive financial advisor to the Company in connection with the previously announced, pending agreement to purchase the JW Marriott San Antonio Hill Country Resort & Spa located in San Antonio, Texas (“Hill Country”), from BREIT JWM San Antonio LP and BREIT JWM San Antonio TRS LLC (collectively, the “Sellers”), for an aggregate purchase price of approximately $800 million, which purchase price is subject to customary closing adjustments  (the “Hill Country Acquisition”) and, as such, may receive customary fees and expenses for such services. Additionally, certain of the Underwriters, including J.P. Morgan Securities LLC, acted as financial advisors to the Sellers in connection with the Hill Country Acquisition and, as such, may receive customary fees and expenses from the Sellers for such services.

ITEM 8.01          OTHER EVENTS.

On June 6, 2023, the Company issued a press release announcing pricing of the offering of the common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 9, 2023, the Company issued a press release announcing closing of the offering of the common stock. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

1.1
Underwriting Agreement, dated June 6, 2023, among Ryman Hospitality Properties, Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC.

5.1
Opinion Letter of Bass, Berry & Sims PLC.

23.1
Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

99.1
Press Release issued by Ryman Hospitality Properties, Inc. on June 6, 2023.

99.2
Press Release issued by Ryman Hospitality Properties, Inc. on June 9, 2023.

104
Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: June 9, 2023	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary